FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                        the Securities Act of 1934


Date of Report (date of earliest event reported): July 9, 1997



                          LIVE Entertainment Inc.
          (Exact name of registrant as specified in its charter)



           Delaware              0-21748          95-4178252
        ---------------     -----------------   --------------
        (State of other     (Commission File    (IRS Employer
       jurisdiction of           Number)        Identification
        incorporation)                              Number)



             15400 Sherman Way, Suite 500, Van Nuys, CA 91406
         (Address of principal executive office)      (Zip Code)




  Registrant's telephone number, including area code:  (818) 988-5060



                                Not applicable
       (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

     LIVE Entertainment Inc. ("LIVE") believes that the transaction described below constitutes a change of control.


     At a Special Meeting of Stockholders held at 10:00 a.m. on July 9, 1997, the Stockholders of LIVE approved by a vote of 2,537,839 (98.1%) in favor, 46,794 (1.8%) against and 1,504
(0.06%) abstaining, the Agreement and Plan of Merger dated April 17, 1997 (the "Merger Agreement") by and among LIVE, Film Holdings Co. and Film Acquisition Co., which was more fully described and previously reported on Form 8-K filed by Registrant on April 30, 1997 and in LIVE's Proxy Statement dated June 16, 1997. The Merger was consummated shortly after the Merger vote, and LIVE is now a wholly owned subsidiary of Film Holdings Co.

     Under the Merger Agreement, the holders of LIVE Common Stock will receive $6.00 per share; the holders of LIVE Series B
Cumulative Convertible Preferred Stock will receive $10.00 per share plus dividends accrued and unpaid through July 9, 1997; and the holders of LIVE Series C Convertible Preferred Stock will receive $944.8624 per share. Concurrently with the closing of the Merger, LIVE issued a Notice of Redemption for its Increasing
Rate Secured Senior Subordinated Notes due 1999 (the "Increasing Rate Notes") with a Redemption Date of August 8, 1997. The redemption price of the Increasing Rate Notes will be at par plus accrued interest.

     Holders of LIVE's securities will be receiving notices related to payment of the Merger consideration from the Company's
Transfer Agent, American Stock Transfer & Trust Company.

     Holders of the Company's Common Stock will also receive a "Supplemental Disclosure -- Extension of Appraisal Rights" being distributed as part of a memorandum of understanding dated June
30, 1997 in settlement of a class action lawsuit filed in the Chancery Court of Delaware, Richard C. Goodwin vs. LIVE Entertainment Inc., et al., C.A.No. 15765NC. Under the settlement, LIVE made no admission of liability but agreed to allow its holders of Common Stock an extended opportunity to exercise Appraisal Rights under Delaware Law through August 8, 1997.

     Financing for the Merger was provided by an equity infusion from affiliates of Richland, Gordon & Co. and Bain Capital, Inc., Senior Subordinated Secured Notes due 2004 from managed accounts and affiliates of Canyon Capital Management, L.P., and a new working capital and term loan facility provided by The Chase Manhattan Bank.

     Attached as Exhibit 1 is the "Supplemental Disclosure -- Extension of Appraisal Rights" being sent to holders of Common Stock. Exhibit 2 is the suggested letter for Brokers to send to their clients holding Common Stock of LIVE Entertainment Inc..

Item 7.  Exhibits

     Exhibit 19.1 Supplemental  Disclosure -- Extension of Appraisal Rights
     Exhibit 19.2 Broker letter to clients holding Common Stock of LIVE Entertainment Inc.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        LIVE ENTERTAINMENT INC.


Date: July 14, 1997                     By:      /s/ RONALD B. CUSHEY
                                        Name:    Ronald B. Cushey
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer